UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2016

ABM INDUSTRIES INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8929	94-1369354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 7th Floor New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (212) 297-0200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On September 7, 2016, the Company’s Board, upon the recommendation of the Board’s Governance Committee, approved amendments to the Company's Bylaws, effective as of September 7, 2016. The revisions to the Bylaws implement a majority voting standard for uncontested elections of ABM’s directors and a director resignation policy. Accordingly, Section 2.13 of the Bylaws was amended in its entirety to provide as set forth below.

Section 2.13. Voting. (a) Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All voting, including on the election of directors but excepting where otherwise required by applicable law or the Certificate of Incorporation, may take place via a voice vote. At any meeting of stockholders, the Board of Directors, in its discretion, or the Chairman of the Board or other chairperson of the meeting appointed, pursuant to a resolution adopted by a majority of the Full Board, to preside at such stockholders’ meeting may, in his or her discretion, require that any votes cast at a meeting of stockholders shall be cast by written ballot. At all meetings of stockholders for the election of directors or votes for any purpose, there must be a quorum present. When a quorum is present, except as otherwise provided by statute, by applicable stock exchange rules, by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

(b) Except as otherwise required by applicable law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange, each director to be elected by stockholders shall be elected as such by the majority of the votes cast by stockholders with respect to that director’s election at a meeting for the election of directors at which a quorum is present, except that, if the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting, each director to be so elected shall be elected as such by a plurality of votes cast by stockholders at such meeting. For purposes of this Bylaw 2.13, a “majority of the votes cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes “for,” votes “against” and votes to withhold authority with respect to that director’s election, but excluding any abstentions or broker non-votes). If directors are to be elected by a plurality of votes cast, stockholders shall not be permitted to vote “against” a nominee.

(c) A director who stands for re-election must tender his or her resignation if he or she fails to receive the required number of votes for re-election. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will act on an expedited basis to determine whether to recommend that the Board accept or reject the director’s resignation and will submit such recommendation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. Each of the Governance Committee and the Board may consider any factors they deem relevant in deciding whether a director’s tendered resignation should be accepted or rejected, and the Board may determine whether to accept or reject a director’s tendered resignation in its exclusive discretion.

(d) The Board shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the failure to receive the required vote for re-election at the next annual meeting at which they stand for re-election and (ii) the Board’s acceptance of such resignation. The Board shall fill director vacancies and new directorships only with persons who agree to tender, promptly following their appointment to the Board, irrevocable resignations that will be effective upon (i) the failure to receive the required vote for re-election at the next annual meeting at which they stand for re-election and (ii) the Board’s acceptance of such resignation.

The foregoing description of the amendments included in the Bylaws is qualified by reference to the complete text of the Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of ABM Industries Incorporated, as adopted by the Board of Directors on September 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
(Registrant)

Date: September 12, 2016	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of ABM Industries Incorporated, as adopted by the Board of Directors on September 7, 2016

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